Exhibit 10.56

FIRST AMENDMENT TO GROUND LEASE
This FIRST AMENDMENT TO GROUND LEASE (“Amendment”) is made this 14th day of November, 2018, by and among the following (individually, a “Party” and collectively the “Parties”): SANDS ARENA LANDLORD LLC, a Nevada limited liability company (“Lessor”), MSG LAS VEGAS, LLC, a Delaware limited liability company (“Lessee”), VENETIAN CASINO RESORT, LLC, a Nevada limited liability company (“VCR”), and MSG SPORTS & ENTERTAINMENT, LLC, a Delaware limited liability company (“MSG S&E”).
RECITALS

WHEREAS, Lessor, Lessee, VCR, and MSG S&E are parties to that certain Ground Lease dated as of July 16, 2018 (the “Agreement”). Capitalized terms contained herein that are not otherwise defined shall have the meaning given to such terms in the Agreement; and
WHEREAS, the Parties now desire to make certain changes to the Agreement to clarify certain pre-construction activities that shall be permitted on the Premises under the terms of the Agreement;
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:
AGREEMENT

1.	Amendment to Agreement. Section 5.3 of the Agreement is hereby deleted in its entirety and replaced with the following:
“Manner of Construction. Lessee shall be solely responsible for the design and construction of the Project in material compliance with Applicable Laws and any Permitted Exceptions. Lessee shall also comply with the provisions set forth in Exhibit E attached hereto and incorporated herein by reference. Lessee shall record all notices of completion as may be required under Applicable Laws or good construction practices. Lessee shall commence erection of above-grade structural steel for the Venue no later than eighteen (18) months after the Lease Commencement Date, subject to extension on a day for day basis for each day of delay due to Force Majeure or Lessor Delay (the “Construction Commencement Date”) (provided, however, that any Force Majeure delays shall not extend the Construction Commencement Date by more than one hundred eighty (180) days after the date that is eighteen (18) months after the Lease Commencement Date), and shall diligently pursue construction of the Project thereafter. Lessee shall have achieved Development Completion and the Development Completion Date shall have occurred no later than three (3) years after the earlier to occur of (1) the actual date of commencement of erection of above-grade structural steel for the Venue (as opposed to pre-construction activities) and (2) the Construction Commencement Date, subject to extension on a day for day basis for each day of delay due to Force Majeure or Lessor Delay (the “Outside Development Completion Date”) (provided, however, that Force Majeure extensions shall not be available during the period between (x) the date if any that an arbitrator determines pursuant to a binding ruling (in accordance with Section 39.15) that Lessee was not diligently pursuing construction of the Project after the Construction Commencement Date in accordance with this

Section 5.3, and (y) the date that Lessee subsequently cures such default and resumes diligent pursuit of the construction). Throughout the construction process, Lessee will consult and coordinate with Lessor (with update meetings to occur no less frequently than quarterly).”

2.	Successors and Assigns. The provisions of this Amendment shall be binding upon and inure to the benefit of Lessor, Lessee, VCR, and MSG S&E and their respective successors and assigns.

3.
Further Assurances. The Parties agree to execute, or to cause to be executed, all documents and instruments reasonably required in order to consummate the amendment herein contemplated, and each and every one of the transactions contemplated hereby.

4.
Counterparts. This Amendment may be executed in several counterparts and all such executed counterparts shall constitute one agreement, binding on all of the Parties hereto, notwithstanding that all of the Parties hereto are not signatories to the original or to the same counterpart.

5.	Governing Law; Severability. Section 39.7 of the Agreement is incorporated herein by reference and shall govern the terms of this Amendment.

6.	No Obligations to Third Parties. Section 39.12 of the Agreement is incorporated herein by reference and shall govern the terms of this Amendment.

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IN WITNESS WHEREOF, Lessor, Lessee, VCR, and MSG S&E have executed and delivered this Amendment as of the day and year first above written.

LESSOR:

SANDS ARENA LANDLORD LLC,
a Nevada limited liability company

By:	/s/ Randy Hyzak

Name:	Randy Hyzak

Its:	President

LESSEE:

MSG LAS VEGAS, LLC,
a Delaware limited liability company

By:	/s/ Marc Schoenfeld

Name:	Marc Schoenfeld

Its:	SVP & Assistant Secretary

VCR:

VENETIAN CASINO RESORT, LLC,
a Nevada limited liability company

By: Las Vegas Sands, LLC,
a Nevada limited liability company,
its Manager

By:	/s/ George Markantonis
Name: George Markantonis

Its:	SVP

MSG:

MSG SPORTS & ENTERTAINMENT, LLC,
a Delaware limited liability company

By:	/s/ Marc Schoenfeld

Name:	Marc Schoenfeld

Its:	SVP & Assistant Secretary